UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2023 (February 8, 2023)

GOGO INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35975 (Commission File Number)	27-1650905 (IRS Employer Identification No.)

105 Edgeview Dr., Suite 300 Broomfield, CO (Address of principal executive offices)	80021 (Zip Code)

Registrant’s telephone number, including area code:

303-301-3271

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	GOGO	NASDAQ Global Select Market
Preferred Stock Purchase Rights	GOGO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 8, 2023, Gogo Inc. (the “Company”) appointed Jessica Betjemann, age 51, to serve as the Company’s Executive Vice President and Chief Financial Officer, effective March 11, 2023 (the “Effective Date”). Ms. Betjemann has served as Senior Vice President, Finance, Chief Accounting Officer and Treasurer of the Company since August 2021 after joining the Company as Vice President, Financial Planning & Analysis in August 2016. Prior to joining the Company, Ms. Betjemann served as Vice President of Strategic Business Planning at Nokia in 2016 and held several senior leadership roles in strategy and business operations at Alcatel-Lucent from 2007 to 2015. Prior to 2007, Ms. Betjemann held progressive strategy and finance roles at Lucent Technologies and AT&T.

In connection with her appointment, Ms. Betjemann entered into an employment agreement (the “Employment Agreement”), and a change in control severance agreement (the “Change in Control Severance Agreement” and, together with the Employment Agreement, the “Agreements”) with Gogo Business Aviation, LLC, a wholly-owned subsidiary of the Company, each effective as of the Effective Date, in forms substantially similar to those entered into with the Company’s other executive officers.

The Employment Agreement sets Ms. Betjemann’s annual base salary at $400,000, which salary shall be reviewed at least annually. The Employment Agreement specifies that Ms. Betjemann is eligible for an annual bonus with a target of 70% of base salary, with the amount of such bonus to be determined by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”). The Employment Agreement also provides that Ms. Betjemann is eligible to participate in all normal Company benefits, including the Company’s 401(k), retirement, medical, dental and life and disability insurance plans and programs in accordance with the terms of such arrangements. Subject to the approval of the Compensation Committee, Ms. Betjemann will also be eligible to participate in the Company’s annual equity award program.

Ms. Betjemann’s employment is for no specific term and either the Company or Ms. Betjemann may terminate Ms. Betjemann’s employment at any time, with or without cause. If Ms. Betjemann’s employment is terminated by the Company without cause or if Ms. Betjemann resigns for good reason, Ms. Betjemann will be entitled to (i) continuation of her base salary for 12 months following her termination, (ii) reimbursement for COBRA premiums due to maintain substantially equivalent health insurance coverage for 12 months following her termination, (iii) payment of any earned but unpaid salary, (iv) payment of any business expenses incurred but not reimbursed and (v) payment of any approved but unpaid bonus award. The payment of (i) above shall be contingent on Ms. Betjemann executing a general release of all claims against the Company. Ms. Betjemann is subject to non-competition and non-solicitation covenants for one year after leaving the employment of the Company.

The Change in Control Severance Agreement assures Ms. Betjemann that she will be protected in the event of a change in control of the Company. Under the Change in Control Severance Agreement, Ms. Betjemann is entitled to receive severance benefits of 18 months of base salary and target bonus, as well as reimbursement of COBRA premiums payable to maintain substantially equivalent health insurance coverage during the severance period, in each case, if she is terminated by the Company without cause or the executive resigns with “good reason” within two years following a change in control. Additionally, upon such termination, any unvested stock options and service-based equity awards would immediately become vested and exercisable, and any unvested performance-based equity awards would vest or be forfeited based on the satisfaction of the applicable performance goals to the same extent as if Ms. Betjemann’s services to the Company had not ended. The descriptions of the Agreements contained herein do not purport to be complete and are qualified in their entirety by reference to the full texts of the Agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated in this Item 5.02 by reference.

On the Effective Date, Barry Rowan will step down from his positions as the Company’s Executive Vice President and Chief Financial Officer.

On February 8, 2023, the Company appointed Leigh Goldfine, age 45, to serve as the Company’s Vice President, Controller and Chief Accounting Officer, effective as of the Effective Date. Mr. Goldfine has served as Vice President and Controller of the Company since October 2022. Prior to that, Mr. Goldfine served as Assistant

Controller for Intelsat’s Commercial Aviation division since April 2021. Mr. Goldfine transferred to Intelsat following the Company’s Commercial Aviation division sale in 2020, and he had previously served in several leadership roles in corporate accounting at the Company beginning in May 2010. From November 2005 to May 2010, he was promoted from a senior accountant to a manager of financial reporting for Richardson Electronics in LaFox, Illinois. Prior to his time at Richardson, he held accounting positions with Exelon Corporation and Trizec Properties after starting his career with accounting firm BDO Seidman in 2000.

We entered into indemnification agreements with Ms. Betjemann and Mr. Goldfine. The form of indemnification agreement is an exhibit to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 3, 2022, and is described in the Proxy Statement on Schedule 14A filed with the SEC on April 25, 2022.

There are no family relationships between either Ms. Betjemann or Mr. Goldfine and any directors or executive officers of the Company. There are no transactions in which either Ms. Betjemann or Mr. Goldfine has an interest that would require disclosure by the Company under Item 404(a) of Regulation S-K.

Item 8.01 Other Events

On February 14, 2023, the Company issued a press release announcing the appointments of Ms. Betjemann to Executive Vice President and Chief Financial Officer and Mr. Goldfine to Vice President, Controller and Chief Accounting Officer. A copy of the press release is furnished as Exhibit 99.1 and incorporated by reference in this Item 8.01.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Employment Agreement, effective as of March 11, 2023, by and between Gogo Business Aviation LLC and Jessica Betjemann.
10.2	Change in Control Severance Agreement, effective as of March 11, 2023, by and between Gogo Business Aviation LLC and Jessica Betjemann.
99.1	Press Release dated February 14, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOGO INC.

By: /s/ Crystal L. Gordon
Crystal L. Gordon
Executive Vice President, General Counsel and
Secretary

Date: February 14, 2023